UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2026

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2026, Sky Harbour Group Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders approved an amendment (the “Amendment”) to the Company's 2022 Incentive Award Plan (the “Incentive Award Plan”) to increase the number of shares of the Company's Class A common stock, par value $0.0001 per shares (“Common Stock”), reserved for issuance under the Incentive Award Plan by 1,500,000 shares of Class A Common Stock. The Amendment did not modify any other terms of the Incentive Award Plan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 18, 2026, the Company held its Annual Meeting. The Company’s stockholders voted on five proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”).

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1 (Election of Directors) - The Company’s stockholders elected the following seven persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2027, or until his or her respective successor is duly elected and qualified. The following table sets forth the voting results for each director nominee:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Tal Keinan	48,750,298	900,289	122,827	7,883,942
Jody Gessow	49,392,366	48,171	332,877	7,883,942
Alethia Nancoo	49,384,413	54,211	334,790	7,883,942
Alex B. Rozek	49,716,988	55,934	492	7,883,942
Lysa Leiponis	49,384,463	56,065	332,886	7,883,942
Nick Wellmon	49,308,184	15,952	449,278	7,883,942
Jordan Moelis	49,395,476	43,582	334,356	7,883,942

Proposal 2 (Amendment to 2022 Incentive Award Plan) - The Company’s stockholders approved the Amendment to the Incentive Award Plan. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
47,649,011	2,122,060	2,343	7,883,942

Proposal 3 (Ratification of EisnerAmper LLP) - The Company’s stockholders approved the proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026. The following table sets forth the voting results for this proposal:

For	Against	Abstentions
57,642,943	13,514	899

Proposal 4 (“Say-on-Pay”) - The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as described in the Proxy Statement. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
49,634,762	134,564	4,088	7,883,942

Proposal 5 (“Frequency of Future Advisory Votes”) - Consistent with the recommendation of the Company's board of directors (the “Board”), the Company’s stockholders selected, on a non-binding advisory basis, three years as the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. The following table sets forth the voting results for this proposal:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
3,548,221	7,189	46,178,244	39,760	7,883,942

Based on the results of Proposal 5, the Board has determined that the Company will hold future stockholder advisory votes on the compensation of its named executive officers every three years.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Amendment No. 1 to the Sky Harbour Group Corporation 2022 Incentive Award Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY HARBOUR GROUP CORPORATION

Dated: June 23, 2026	By:	/s/ Tal Keinan
Tal Keinan
Chief Executive Officer